Exhibit 4.2

                          ARINCO COMPUTER SYSTEMS INC.
                             AMENDMENT TO STATEMENT
                       PURSUANT TO SECTION 53-11-16 OF THE
                       NEW MEXICO BUSINESS CORPORATION ACT
                    ESTABLISHING AND DESIGNATING A SERIES OF
                  PREFERRED SHARES KNOWN AS SERIES A PREFERRED

        Arinco Computer Services Inc., a corporation organized and existing under the laws of the State of New Mexico, does hereby certify:

        A. Name of the Corporation. The name of the corporation is Arinco Computer Systems Inc. (the "Corporation").

        B. Prior Establishment of Series A Preferred. On May 18, 1984 the Corporation filed with the State Corporation Commission of the State of New Mexico a Statement Establishing and Designating a Series of Preferred Stock designated as Series A Preferred consisting of 3,000,000 authorized shares. On March 20, 2000, pursuant to Article IV of the Corporation's Restated Articles of Incorporation, the Corporation's Board of Directors duly adopted resolutions decreasing (but not below the number of shares of Series A Preferred then outstanding) the number of authorized shares of Series A Preferred from 3,000,000 to 500,000.

        C. Copy of Resolution. A true and complete copy of the resolutions of the Corporation's Board of Directors decreasing the number of authorized shares of Series A Preferred Stock from 3,000,000 to 500,000 is set forth below.

                           "RESOLVED, that pursuant to the authority expressly
                  granted and vested in the Board of Directors of the Corporation in accordance with the Corporation's Restated Articles of Incorporation, the number of authorized shares of the series of the Corporation's preferred stock designated as Series A Preferred be and hereby is decreased from 3,000,000 to 500,000, which amount of authorized shares of Series A Preferred as so decreased is more than the number of shares of Series A Preferred outstanding on the date hereof; and the remaining 2,500,000 shares shall be designated as authorized but unissued shares of the Corporation's Preferred Stock."

        D. Date of Adoption. The above resolutions were duly adopted on March 20, 2000.

        E. Due Adoption. The above resolutions were duly adopted by the Corporation's Board of Directors.

        IN WITNESS WHEREOF, Arinco Computer Services Inc. has caused this statement to be signed in its corporate name by its President and Secretary this 20th day of March, 2000 and by his signature hereto James A. Arias, as President, certifies, verifies and acknowledges that the statements herein are true.

                                                 ARINCO COMPUTER SYSTEMS INC.

                                                 By: /s/ James A. Arias
                                                     ------------------
                                                     JAMES A. ARIAS
                                                     PRESIDENT

                                                 /s/ James A. Arias
                                                 ------------------
                                                 JAMES A. ARIAS
                                                 SECRETARY

STATE OF       New York             )
                                    ) ss.:
COUNTY OF      New York             )

        On the 21st day of March in the year 2000 before me, the undersigned, a Notary Public in and for said state, personally appeared JAMES A. ARIAS, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the foregoing document and who, being by me duly sworn, did depose and say that he resides at 8909 Camino Osito, N.E., Albuquerque, NM 87111; that he is the President and Secretary of Arinco Computer Systems Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors.

                                              /s/ Sophia Lee
                                              --------------
                                              NOTARY PUBLIC